Exhibit 10.1

                              CONSULTING AGREEMENT

     THIS AGREEMENT. made as of the 22nd day of April, 2004, by and between Layne Morgan Technology Group, with offices located at ________________________ (hereinafter referred to as "Consultant") and SiriCOMM, Inc., a Delaware corporation located at 2900 Davis Boulevard, Suite 130, Joplin, Missouri 64804 (hereinafter referred to as the "Company").

     WHEREAS, the Company desires to obtain the benefit of the services of Consultant whereby they would provide the Company with certain Internet technologies, industry introductions and support from political lobbyists that may be beneficial to the business of the Company: and

     WHEREAS, Consultant desires to render such services to the Company.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained and the acts herein described, it is agreed between the parties as follows:

     1. Term of Agreement. The Company hereby engages and retains Consultant and Consultant hereby agrees to render consulting services to the Company for a period of two years commencing on March 1, 2004 and ending on February 28, 2006.

     2. Services to be Rendered. The services to be rendered by Consultant shall consist of business advice concerning opinions desired by the Company from Consultant on matters in connection with the operation of the business of the Company. Consultant shall have the sole discretion as to the form, manner and place in which said advice shall be given, and shall at no time be under any obligation whatsoever to render a written opinion or report in connection with any advice it may give to the Company concerning any matters of the Company with regard to its business. An oral opinion by Consultant to the Company shall be considered sufficient compliance with the requirements of this paragraph. At the Company's request. Consultant shall, in addition to the companies mentioned above, seek out, meet with and negotiate with companies and other entities that may become customers of the Company. Consultant. when reasonably requested by the Company, shall devote only such time as Consultant may deem necessary to the matters of the Company, and shall not by this agreement be prevented or barred from rendering services of the same or similar nature, as herein described, or services of any nature whatsoever for or on behalf of persons, firms or corporations other than the Company.

     3. Consideration. As consideration for the Consultant's services hereunder. Consultant shall receive 100,000 shares of the Company's Common Stock and 150,000 of the Company's three year warrants exercisable at $ 1.50 per share to be issued to the Consultant. The Consultant acknowledges that he must hold these shares until they are registered or may be sold pursuant to exemptions from registration as set forth in the Securities Act of 1933. as amended.

     4. Termination. This Agreement may be terminated for any reason by the Company upon sixty (60) days written notice to the Consultant.

     5. Exclusions. This Agreement specifically excludes financial responsibility by Consultant for any fees incurred on behalf of the Company related to legal, accounting, printing. tiling, shipping, or any other ancillary costs which may be incurred to consummate transactions for the Company. The Consultant agrees to inform the Company's management of all foreseeable fees and the Company agrees to pay the incurred tees as directed by the Consultant.

     6. Entire Agreement. This instrument contains the entire agreement of the parties. There are no representations or warranties other than as contained herein. The Company shall indemnify and hold harmless the Consultant from and against any losses, claims, damages or liabilities related to or arising out of, any services rendered to the Company pursuant to the terms of this Agreement. No waiver or modification hereof shall be valid unless executed in writing with the same formalities as this Agreement. Waiver of the breach of any term or condition of this Agreement shall not be deemed a waiver of any other or subsequent breach, whether of like or of a different nature.

     7. Missouri Law. This Agreement shall be construed according to the laws of the State of Missouri (exclusive of the conflicts of law provisions thereof) and shall be binding upon the parties hereto. their successors and assigns.

     8. Venue. The Consultant and the Company each agree that any legal or equitable action or proceeding with respect to this Agreement shall be brought in any Federal or State court of competent jurisdiction located in the City of Joplin, Missouri, and, by execution and delivery of this .Agreement, each accepts for themselves and their property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and any related appellate count with respect to this agreement, and irrevocably agree to be bound by any judgment rendered thereby in connection with this Agreement, and irrevocably waive any obligation they may not or hereafter have as to the venue of any such action or proceeding brought in such a court or that such court is an inconvenient forum. The Company and the Consultant each consent to the service of process of any of the aforementioned courts in any such action or proceeding by mailing of copies thereof by registered mail, postage prepaid. such service to become effective three business days after such mailing. In any such proceeding, the prevailing party shall be entitled to an award of fees and disbursements of counsel.

     9. Waive Jury Trial. The Company and the Consultant each hereby waive trial by jury in any judicial proceeding brought by either of them with respect to this Agreement.


                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                        LAYNE MORGAN TECHNOLOGY GROUP



                                        By: /s/ Marty Brickey      4/26/04
                                           ---------------------------------
                                           Marty Brickey


                                        SIRICOMM, INC.


                                        By: /s/ Henry P. Hoffman   4/22/04
                                           ---------------------------------
                                           Henry P. Hoffman, President